UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

Valaris Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-08097	98-1589854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House, 2 Church Street
Hamilton, Bermuda, HM 11
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Valaris plc

Cannon Place, 78 Cannon Street

London, England, EC4N6AF

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	VAL	The New York Stock Exchange
Warrants to purchase Common Shares	VAL WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

As previously reported, on August 19, 2020, Valaris plc (“Legacy Valaris”), a public limited company incorporated under the laws of England and Wales, and certain of its wholly owned direct and indirect subsidiaries (collectively, the “Debtors,” and Legacy Valaris together with its Debtor and non-Debtor subsidiaries, the “Company,” “we,” “us” or “our”), commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are jointly administered under the caption In re Valaris plc, et al. On February 5, 2021, the Debtors filed with the Bankruptcy Court the Debtor’s Fourth Amended Joint Chapter 11 Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (as amended, modified or supplemented from time to time, the “Plan”).

On March 3, 2021, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”). The Plan, as confirmed, is attached to the Confirmation Order as Exhibit A. The Plan and the Confirmation Order were previously filed as Exhibits 2.1 and 99.1 to Legacy Valaris’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 3, 2021, and are hereby incorporated by reference as Exhibits 2.1 and 99.1 to this Current Report on Form 8-K (this “Current Report”).

In connection with the Chapter 11 Cases and the Plan, on and prior to the Effective Date (as defined below), the Company effectuated certain restructuring transactions, pursuant to which Valaris Limited, a Bermuda exempted company (“Valaris”) was formed and – through a series of transactions – Legacy Valaris transferred to a subsidiary of Valaris substantially all of the subsidiaries, and other assets, of the Legacy Valaris.

On April 30, 2021 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. As a result, effective as of the Effective Date for the purposes of Rule 15d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Valaris is the successor registrant to Legacy Valaris. Valaris is thereby deemed subject to the periodic reporting requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and, in accordance therewith, will file reports and other information with the Commission.

This Current Report is being filed by Valaris as the initial report of Valaris to the Commission and as notice that Valaris is deemed the successor issuer to the Company under the Exchange Act and, in accordance with the rules and regulations promulgated thereunder, intends to file reports and other information with the Commission. The first periodic report to be filed by Valaris with the Commission will be its Quarterly Report on Form 10-Q for the quarter ending on June 30, 2021.

Item 1.01- Entry into a Material Definitive Agreement

First Lien Notes Indenture

As previously reported, on August 18, 2020, the Debtors entered into a Backstop Commitment Agreement (as amended, supplemented or modified from time to time, together with all Exhibits and schedules thereto, the “Backstop Commitment Agreement”) with the backstop parties thereto (collectively, the “Backstop Parties”). On the Effective Date, pursuant to the Backstop Commitment Agreement and in accordance with the Plan, Valaris consummated the rights offering (the “Rights Offering”) of senior secured first lien notes (“First Lien Notes”) and associated shares (the “New Shares”) in an aggregate principal amount of $550 million.

The First Lien Notes were issued pursuant to that certain Indenture, dated as of the Effective Date (the “First Lien Notes Indenture”), among Valaris, certain direct and indirect subsidiaries of Valaris as guarantors, and Wilmington Savings Fund Society, FSB, as collateral agent and trustee (in such capacities, the “Collateral Agent”).

The First Lien Notes are guaranteed, jointly and severally, on a senior basis, by certain of the direct and indirect subsidiaries of Valaris under the First Lien Notes Indenture. The First Lien Notes and such guarantees will be secured by first-priority perfected liens on 100% of the equity interests of each Restricted Subsidiary directly owned by Valaris or any guarantor and a first-priority perfected lien on substantially all assets of Valaris and each guarantor of the First Lien Notes, in each case subject to certain exceptions and limitations. The following is a brief description of the material provisions of the First Lien Notes Indenture and the First Lien Notes.

On the Effective Date, Valaris issued an aggregate principal amount of $550 million of First Lien Notes. The First Lien Notes are scheduled to mature on April 30, 2028. Interest on the First Lien Notes accrues, at Valaris’s option, at a rate of: (i) 8.25% per annum, payable in cash; (ii) 10.25% per annum, with 50% of such interest to be payable in cash and 50% of such interest to be paid in kind; or (iii) 12% per annum, with the entirety of such interest to be paid in kind. Valaris shall pay interest semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2021. Interest on the First Lien Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Effective Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

At any time prior to April 30, 2023, Valaris may redeem up to 35% of the aggregate principal amount of the First Lien Notes at a redemption price of 104% up to the net cash proceeds received by Valaris from equity offerings provided that at least 65% of the aggregate principal amount of the First Lien Notes remains outstanding and provided that the redemption occurs within 120 days after such equity offering of Valaris. At any time prior to April 30, 2023 Valaris may redeem the First Lien Notes at a redemption price of 104% plus a “make-whole” premium. On or after April 30, 2023, Valaris may redeem all or part of the First Lien Notes at fixed redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Valaris may also redeem the First Lien Notes, in whole or in part, at any time and from time to time on or after April 30, 2026 at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. Notwithstanding the foregoing, if a Change of Control (as defined in the First Lien Notes Indenture, with certain exclusions as provided therein) occurs, Valaris will be required to make an offer to repurchase all or any part of each note holder’s notes at a purchase price equal to 101% of the aggregate principal amount of First Lien Notes repurchased, plus accrued and unpaid interest to, but excluding, the applicable date.

The First Lien Notes Indenture contains covenants that limit, among other things, Valaris’s ability and the ability of the guarantors and other restricted subsidiaries, to: (i) incur, assume or guarantee additional indebtedness; (ii) pay dividends or distributions on Equity Interests (as defined in the First Lien Notes Indenture) or redeem or repurchase Equity Interests; (iii) make investments; (iv) repay or redeem junior debt; (v) transfer or sell assets; (vi) enter into sale and lease back transactions; (vii) create, incur or assume liens; and (viii) enter into transactions with certain affiliates. These covenants are subject to a number of important limitations and exceptions.

The First Lien Notes Indenture also provides for certain customary events of default, including, among other things, nonpayment of principal or interest, breach of covenants, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, failure of a collateral document to create an effective security interest in collateral, with a fair market value in excess of a specified threshold, bankruptcy and insolvency events, cross payment default and cross acceleration, which could permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding First Lien Notes to be declared due and payable immediately.

The foregoing descriptions of the First Lien Notes Indenture and the First Lien Notes are qualified in their entirety by the full text of the First Lien Notes Indenture, including the form of First Lien Note contained therein, which is attached as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Emergence Warrant Agreement

On the Effective Date and pursuant to the Plan, Valaris entered into a Warrant Agreement (the “Warrant Agreement”) with Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”), which provides for Valaris’s issuance of up to an aggregate of 5,645,161 warrants (the “Warrants”) exercisable for up to an aggregate of 5,645,161 common shares, par value $0.01 per share, of Valaris, as reorganized pursuant to and under the Plan (the “New Common Shares”) to former holders of Legacy Valaris’s Equity Interests (as defined in the Plan), on the Effective Date in accordance with the terms of the Plan, the Confirmation Order and the Warrant Agreement.

The Warrants are exercisable from the date of issuance until 5:01 p.m., Eastern Time, on April 29, 2028, at which time all unexercised Warrants will expire and the rights of the holders of such Warrants to purchase New Common Shares will terminate. The Warrants are initially exercisable for one New Common Share per Warrant at an initial exercise price of $138.88 per Warrant (the “Exercise Price”).

Pursuant to the Warrant Agreement, no holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of Valaris’s directors or any other matter, or exercise any rights whatsoever as a shareholder of Valaris unless, until and only to the extent such holders become holders of record of shares of New Common Shares issued upon settlement of Warrants.

The number of New Common Shares for which a Warrant is exercisable, and the Exercise Prices, are subject to adjustment from time to time upon the occurrence of certain events, such as: (1) share splits, reverse share splits share dividends or share repurchases to holders of New Common Shares or (2) a reclassification in respect of New Common Shares.

The foregoing description of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreements

Equity Registration Rights Agreement

On the Effective Date, Valaris entered into a registration rights agreement (the “Equity Registration Rights Agreement”) with certain parties who received New Shares under the Plan (“RRA Shareholders”). Under the Equity Registration Rights Agreement, RRA Shareholders have certain demand and piggyback registration rights, subject to the limitations set forth in the Equity Registration Rights Agreement. Pursuant to their underwritten offering registration rights, RRA Shareholders have the right to demand Valaris register underwritten offerings of any or all of their Registrable Securities (as defined in the Equity Registration Rights Agreement) pursuant to an effective registration statement, subject to certain conditions, including that the aggregate proceeds expected to be received from such an offering is equal to or greater than $25 million, unless such demand is not pursuant to a shelf registration statement, in which case certain RRA Shareholders may require Valaris to register an underwriting offering for an amount that would enable all remaining Registrable Securities to be included in such offering or in an amount of more than $15 million. In addition, Valaris will be required to register for resale such Registrable Securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) including by filing a Registration Statement on Form S-1 or Form S-3 by the applicable deadline set forth in the Equity Registration Rights Agreement.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an offering and Valaris’s right to delay or withdraw a registration statement under certain circumstances. Valaris will generally pay all registration expenses in connection with its obligations under the Equity Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Equity Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods.

The foregoing description of the Equity Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Equity Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Notes Registration Rights Agreement

On the Effective Date, Valaris entered into a registration rights agreement (the “Notes Registration Rights Agreement”) with certain parties who received First Lien Notes under the Plan (the “RRA Noteholders”). Under the Notes Registration Rights Agreement, RRA Noteholders have certain demand registration rights, subject to the limitations set forth in the Notes Registration Rights Agreement. Pursuant to their underwritten offering registration rights, RRA Noteholders have the right to demand Valaris register underwritten offerings of any or all of their Registrable Securities (as defined in the Notes Registration Rights Agreement) pursuant to an effective registration statement, subject to certain conditions, including that the aggregate proceeds expected to be received from such an offering is equal to or greater than $25 million, unless such demand is not pursuant to a shelf registration statement, in which case certain RRA Noteholders may require Valaris to register an underwriting offering for an amount that would enable all remaining Registrable Securities to be included in such offering or in an amount of more than $15 million. In addition, Valaris will be required to register for resale such Registrable Securities pursuant to Rule 415 under the Securities Act, including by filing a Registration Statement on Form S-1 or Form S-3 by the applicable deadline set forth in the Notes Registration Rights Agreement.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the aggregate principal amount of Registrable Securities to be included in an offering and Valaris’s right to delay or withdraw a registration statement under certain circumstances. Valaris will generally pay all registration expenses in connection with its obligations under the Notes Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Notes Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods.

The foregoing description of the Notes Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Notes Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference herein.

Item 1.02 - Termination of a Material Definitive Agreement

Executive Severance Plan and CEO Employment Agreement

As of the Effective Date, pursuant to the provisions of the Plan, Valaris has amended and restated its Executive Severance Plan, the initial participants in which are Jon Baksht, Executive Vice President and Chief Financial Officer, Gilles Luca, Senior Vice President and Chief Operating Officer, Alan Quintero, Senior Vice President, Business Development and Michael McGuinty, Senior Vice President, General Counsel and Secretary. Pursuant to the Executive Severance Plan, upon a termination by Valaris without cause or termination by the participant for good reason, the participant will be entitled to a severance payment equal to one times (or, in the case of Mr. Baksht, two times) the sum of the participant’s base salary and target annual bonus, a bonus for the performance period in which termination occurs equal to the participant’s target bonus, 12 months of subsidized health continuation coverage and outplacement assistance, accelerated vesting of time-based incentive awards and prorated accelerated vesting of performance-based incentive awards based on actual results realized over the performance period. For this purpose, “good reason” includes a material reduction in base salary or overall compensation opportunity, material diminution in authority, duties or responsibilities, relocation of primary place of employment (other than a relocation between Houston, Texas and London, England), or the failure of Valaris to grant the participant a satisfactory initial award under the Valaris Limited 2021 Management Incentive Plan (the “MIP”) within 120 days after the Effective Date (the “MIP Good Reason Trigger”), subject in each case to notice and opportunity to cure provisions.

In addition, as contemplated by the Plan, the employment agreement between the Company and Dr. Thomas Burke, Chief Executive Officer (the “Burke Employment Agreement”), has been amended and restated as of the Effective Date to replace any provisions related to equity awards with references to awards pursuant to the MIP, and to revise the “good reason” definition for severance eligibility to remove any trigger related to a material reduction in Dr. Burke’s annual equity award and to include the MIP Good Reason Trigger. Additional details regarding the Burke Employment Agreement are included in the Company’s annual report on Form 10-K for the year ended December 31, 2020, under “Termination or Change in Control Payments and Benefits -- Severance Payments and Benefits under Burke Employment Agreement.”

The foregoing description of the Executive Severance Plan and the Burke Employment Agreement is qualified in its entirety by reference to the full text of each, a copy of which is attached hereto as Exhibits 10.5 and 10.6 and are incorporated herein by reference.

Equity Interests

In accordance with the Plan, all agreements, instruments and other documents evidencing, relating to or otherwise connected with any of Legacy Valaris’s equity interests outstanding prior to the Effective Date, including equity and equity-based awards under prior incentive plans, were frozen by the Depository Trust Company, a New York corporation (“DTC”), and removed from over-the-counter trading by FINRA and, although not cancelled, all such equity interests effectively have no further force or effect after the Effective Date. All of Legacy Valaris’s equity interests outstanding prior to the Effective Date will cease to exist at the conclusion of Legacy Valaris’s administration in the United Kingdom. Pursuant to the Plan, the holders of Legacy Valaris’s existing common shares, par value $0.40 per share (the “Existing Equity Interests”), outstanding prior to the Effective Date received their pro rata share of the Warrants to acquire New Common Shares in accordance with entitlements under the Plan.

Debt Securities

In accordance with the Plan, on the Effective Date, all outstanding obligations under the following notes (the “Senior Notes”) were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan:

•	the 6.875% Senior Notes due 2020, issued pursuant to the Indenture dated as of July 1, 2004 by and among Pride International, Inc. as issuer, Legacy Valaris as guarantor and The Bank of New York Mellon as trustee;

•	the 4.70% Senior Notes due 2021, issued pursuant to the Supplemental Indenture relating to that certain Indenture, dated as of March 17, 2011, between Legacy Valaris as issuer and the Deutsche Bank Trust Company Americas as trustee;

•	the 4.875% Senior Notes due 2022, issued pursuant to the Fourth Supplemental Indenture relating to the 2009 Indenture, dated as of July 21, 2009, between Legacy Valaris as issuer and UMB Bank, National Association as trustee;

•	the 7.75% Senior Notes due 2026, issued pursuant to the Fifth Supplemental Indenture relating to that certain Indenture, dated as of March 17, 2011, between Legacy Valaris as issuer and Deutsche Bank Trust Company Americas as trustee;

•	the 7.20% Debentures due 2027, issued pursuant to the Indenture dated as of November 20, 1997, between Ensco International Incorporated as issuer, Legacy Valaris as guarantor and Deutsche Bank Trust Company Americas as trustee;

•	the 7.875% Senior Notes due 2040, issued pursuant to the Third Supplemental Indenture relating to that certain Indenture, dated as of July 1, 2004, between Pride International, Inc. as issuer, Legacy Valaris as guarantor and The Bank of New York Mellon as trustee;

•	the 5.40% Senior Notes due 2042, issued pursuant to the Fifth Supplemental Indenture relating to that certain Indenture, dated as of July 21, 2009, between Legacy Valaris as issuer and UMB Bank, National Association as trustee;

•	the 3.00% Exchangeable Senior Notes due 2024, issued pursuant to that certain Indenture, dated as of December 12, 2016, between Ensco Jersey Finance Limited as issuer, Legacy Valaris as guarantor and Wilmington Trust, National Association as trustee;

•	the 4.50% Senior Notes due 2024, issued pursuant to the Second Supplemental Indenture relating to that certain Indenture, dated as of March 17, 2011, between Legacy Valaris as issuer and Deutsche Bank Trust Company Americas as trustee;

•	the 4.75% Senior Notes due 2024, issued pursuant to the Sixth Supplemental Indenture relating to that certain Indenture, dated as of July 21, 2009, between Legacy Valaris as issuer and UMB Bank, National Association as trustee;

•	the 5.85% Senior Notes due 2044, issued pursuant to the Seventh Supplemental Indenture relating to that certain Indenture, dated as of July 21, 2009, between Legacy Valaris as issuer and UMB Bank, National Association as trustee;

•	the 5.20% Senior Notes due 2025, issued pursuant to the Third Supplemental Indenture relating to that certain Indenture, dated as of March 17, 2011, between Legacy Valaris as issuer and Deutsche Bank Trust Company Americas as trustee;

•	the 5.75% Senior Notes due 2044, issued pursuant to the Second Supplemental Indenture relating to that certain Indenture, dated as of March 17, 2011, between Legacy Valaris as issuer and Deutsche Bank Trust Company Americas as trustee;

•	the 7.375% Senior Notes due 2025, issued pursuant to the Eighth Supplemental Indenture relating to that certain Indenture, dated as of July 21, 2009, between Legacy Valaris as issuer and UMB Bank, National Association as trustee; and

•	the 8.00% Senior Notes due 2024, issued pursuant to the Fourth Supplemental Indenture relating to that certain Indenture, dated as of March 17, 2011, between Legacy Valaris as issuer and Deutsche Bank Trust Company Americas as trustee.

In accordance with the Plan, holders of claims against and interests in the Debtors shall receive the following treatment (capitalized terms used, but not defined, in this section have the meanings ascribed to them in the Plan):

•	each holder of claims arising under the revolving credit facility provided for under that certain Amended and Restated Credit Agreement, dated as of May 7, 2013, by and among the Company, as the borrower, and the other parties thereto (the “Credit Facility Claims”) (Class 3) received: (a) its Pro Rata share of the RCF Base Treatment Pool, if such holder was a Non-Consenting Lender; (b) its Pro Rata share of $96,053,481.87 and its Pro Rata share of the Consenting Base Treatment Distributable Shares, if such holder was a Consenting Base Treatment Lender; and (c) its Pro Rata share of the RCF New Money Participation Treatment (which includes $7,802,007.88 in cash), if such holder was a New Money Participating Credit Facility Creditor;

•	holders of claims with respect to the 2020 Notes and the 2040 Notes (the “Pride Bond Claims”) (Class 4) received their Pro Rata share of: (a) 8.808% of the Senior Notes Distributable Pool (as defined by the Plan) and (b) an aggregate $1.25 million payment in cash;

•	holders of claims with respect to the 2027 Debentures (the “Ensco International Bond Claims”) (Class 5) received their Pro Rata share of: (a) 1.549% of the Senior Notes Distributable Pool and (b) an aggregate $1 million payment in cash;

•	holders of claims with respect to the 3.0% 2024 Notes (the “Jersey Bond Claims”) (Class 6) received their Pro Rata share of 20.204% of the Senior Notes Distributable Pool;

•	holders of claims with respect to the 2021 Notes, the 8.0% 2024 Notes, the 4.5% 2024 Notes, the 5.2% 2025 Notes, the 2026 Notes, and the 5.75% 2044 Notes (the “Valaris Bond Claims”) (Class 7) received their Pro Rata share of 36.834% of the Senior Notes Distributable Pool;

•	holders of claims with respect to the 2022 Notes, the 2042 Notes, the 4.75% 2024 Notes, the 5.85% 2044 Notes, and the 7.375% 2025 Notes (the “Legacy Rowan Bond Claims”) (Class 8) received their Pro Rata share of: (a) 32.605% of the Senior Notes Distributable Pool and (b) an aggregate $23.75 million payment in cash;

•	holders of claims arising from allowed general unsecured claims (each a “GUC Claim”) (Class 9) will receive payment in full in cash within ninety days after the later of (a) the Effective Date and (b) the date such GUC Claim comes due;

•	holders of the Existing Interests in Legacy Valaris (Class 13), including Legacy Valaris’s common shares, received their Pro Rata share of Warrants to purchase new common shares or new common shares, as applicable, issued by the Valaris (the “New Valaris Equity”);

Prepetition Unsecured Revolving Credit Facility

Pursuant to the Plan, on the Effective Date, that certain Amended and Restated Credit Agreement, dated as of May 7, 2013, by and among Legacy Valaris, as the borrower, and the other parties thereto (as amended prior to the date hereof, the “Prepetition Revolving Credit Facility”), was terminated and the holders of Credit Facility Claims received such treatment as set forth above.

DIP Facility

Pursuant to the Plan, on the Effective Date, the holders of claims under the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of September 25, 2020 (the “DIP Facility”), by and among certain of the Debtors, as borrowers, the lenders party thereto, and the DIP Agent (as defined in the DIP Facility), had such obligations paid in full in cash. As of the Effective Date, there were no borrowings outstanding against the DIP Facility. Any DIP Claims that are not due and payable on, or that otherwise survive, the Effective Date will be paid in full as soon as reasonably practicable after they become due and payable. All liens and security interests granted to secure such obligations will be released as of the Effective Date.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On the Effective Date, Valaris and certain of its subsidiaries, as applicable, entered into certain direct financial obligations under the First Lien Notes Indenture. The description of the First Lien Notes Indenture set forth in Item 1.01 of this Current Report are incorporated herein by reference.

Item 3.02 - Unregistered Sales of Equity Securities

On the Effective Date, and subject to applicable rounding by DTC, pursuant to the Plan (capitalized terms used, but not defined, in this section have the meanings ascribed to them in the Plan):

•	2,541,980 New Shares were transferred to holders of the Pride Bond Claims in cancellation of the Pride Bond Claims;

•	447,040 New Shares were transferred to holders of the Ensco International Bond Claims in cancellation of the Ensco International Bond Claims;

•	5,830,854 New Shares were transferred to holders of the Jersey Bond Claims in cancellation of the Jersey Bond Claims;

•	10,630,256 New Shares were transferred to holders of the Valaris Bond Claims in cancellation of the Valaris Bond Claims;

•	9,409,770 New Shares were transferred to holders of the Legacy Rowan Bond Claims in cancellation of the Legacy Rowan Bond Claims;

•	21,240,100 New Shares were transferred to holders of the Credit Facility Claims in cancellation of the Credit Facility;

•	5,645,161 Warrants to purchase New Shares were issued to holders of the Existing Equity Interests;

•	14,062,500 New Shares were issued to holders of Senior Notes Claims and New Money Participating Credit Facility Creditors who participated in the Rights Offering;

•	8,437,500 New Shares were issued to the Backstop Parties as a part of the Holdback in accordance with the Backstop Agreement;

•	2,025,000 New Shares were issued to the Backstop Parties as a part of the Additional Backstop Equity in connection with the Plan; and

•	375,000 New Shares were issued to Daewoo Shipbuilding Marine Engineering Co. Ltd. in connection with the Plan.

As of the Effective Date, there were 75,000,000 New Shares issued and outstanding.

The New Shares and Warrants were issued pursuant to the Plan and were issued pursuant to the exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code and, to the extent such exemption was unavailable, in reliance on the exemption provided by section 4(a)(2) under the Securities Act.

For further information, see Items 1.01 and 1.02 of this Current Report, which are incorporated herein by reference.

Item 3.03 - Material Modifications to Rights of Security Holders

As provided in the Plan and related documentation, all notes, agreements, instruments, certificates and other documents evidencing any claim against or interest in the Debtors were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were fully released. The securities cancelled on the Effective Date include all of the Senior Notes. In accordance with the Plan, all equity interests in Legacy Valaris were frozen and removed from trading and will cease to exist upon the conclusion of Legacy Valaris’s administration in the United Kingdom pursuant to Part II of the Insolvency Act 1986 (United Kingdom). For further information, see the Explanatory Note and Items 1.02 and 5.03 of this Current Report, which are incorporated herein by reference.

Item 5.01 - Changes in Control of Registrant

On the Effective Date, all of the Existing Equity Interests were frozen and removed from trading and all of the Senior Notes were cancelled, and, in respect of the cancellation of such indebtedness and pursuant to the Plan and related documentation, the Rights Offering and the Backstop Commitment Agreement, 75,000,000 New Shares representing all of the New Shares issued and outstanding were transferred for the benefit of holders of the Senior Notes and the RCF and, in respect of such removal from trading, 5,645,161, Warrants were transferred for the benefit of holders of the Existing Equity Interests, in each case, subject to applicable rounding by DTC. For further information, see Items 1.01, 1.02, 3.02 and 5.02 of this Current Report, which are incorporated herein by reference.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors

In accordance with the Plan, William E. Albrecht, Frederick Arnold, Mary E. Francis CBE, Georges J. Lambert, Suzanne P. Nimocks, Thierry Pilenko, and Charles L. Szews resigned from the Legacy Valaris board of directors (the “Legacy Valaris Board”) on the calendar day following the Effective Date. There were no known disagreements between such directors and Legacy Valaris which led to their respective resignations from the Legacy Valaris Board.

Appointment of Directors

The Valaris board of directors (the “Board”) will consist of seven members selected in accordance with the Plan. As of the Effective Date, in accordance with the Plan, the following individuals were appointed to the Board: Tom Burke, Dick Fagerstal, Joe Goldschmid, Elizabeth Leykum, Deepak Munganahalli, and Jay Swent (“Valaris Directors” and each a “Valaris Director”). Anton Dibowitz will become a director of Valaris with effect from July 1, 2021 and as of such date shall be considered a “Valaris Director.” Ms. Leykum was also appointed to serve as Chairman of the Board. The Board consists of a single class of directors with the initial term of office to expire at the 2022 annual meeting of shareholders or until their office is vacated in accordance with the Bye-laws.

The current expected committees of the Board and directors appointed to each committee are as follows:

•	Audit Committee: Mr. Fagerstal (Chair), Ms. Leykum, and Mr. Swent

•	Compensation Committee: Mr. Goldschmid (Chair), Ms. Leykum, and Mr. Swent

•	Nominating and Governance Committee: Mr. Swent (Chair), Mr. Goldschmid, and Ms. Leykum

•	Environmental, Social and Governance Committee: Mr. Munganahalli (Chair) and Mr. Fagerstal

•	Strategy Committee: Mr. Goldschmid (Chair), Ms. Leykum and Mr. Munganahalli

In connection with Mr. Goldschmid’s appointment, shortly after emergence, Oak Hill Advisors, L.P. (“OHA”) will enter into a non-disclosure agreement with Valaris covering confidential information that may be disclosed by Mr. Goldschmid to OHA. Additionally, in connection with their appointment, each Valaris Director is expected to enter into an indemnification agreement with Valaris providing for indemnification and advancement of litigation and other expenses to the fullest extent permitted by law for claims relating to their service to Valaris or its subsidiaries.

There is no other arrangement or understanding between the Valaris Directors and any other persons pursuant to which he or she was appointed as a member of the Board. None of the Valaris Directors have any family relationship with any director or executive officer of Valaris. There is no relationship between Tom Burke, Anton Dibowitz, Dick Fagerstal, Joe Goldschmid, Elizabeth Leykum, Deepak Munganahalli, and Jay Swent and Valaris that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Management Incentive Plan

In accordance with the Plan, Valaris adopted the Valaris Limited 2021 Management Incentive Plan (the “MIP”) as of the Effective Date and is authorizing and reserving 8,960,573 Common Shares for issuance pursuant to equity incentive awards to be granted under the MIP, which may be in the form of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents and cash awards or any combination of the foregoing. The foregoing description of the MIP is qualified in its entirety by reference to the full text of the MIP, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The memorandum of association of Valaris was filed with the Register of Companies in Bermuda on the date of its incorporation, January 19, 2021. In accordance with the Plan, Valaris adopted the Bye-laws of Valaris (the “Bye-laws”) with effect from the Effective Date.

Authorized Share Capital

As of the Effective Date, the authorized share capital of Valaris is $8,500,000 divided into 700,000,000 common shares of a par value of $0.01 each (the “Common Shares”) and 150,000,000 preference shares of a par value of $0.01, each of such class or classes having the rights as the Board may determine from time to time.

Voting

The holders of Common Shares will be entitled to one vote per Common Share. The Bye-laws do not provide for cumulative voting.

There are no limitations imposed by Bermuda law or the Bye-laws on the right of nonresident shareholders to hold or vote their Common Shares.

If at any time there is more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. The Bye-laws provide that the rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Under Bermuda law, some matters, such as altering the Memorandum or the Bye-laws, changing the name of Valaris, voluntarily winding up of Valaris or certain amalgamations or mergers, require the approval of shareholders by a resolution passed by the affirmative vote of shares carrying not less than a majority of the total voting rights of all issued and outstanding shares.

Quorum for General Meetings

The quorum for general meetings of shareholders is the presence of shareholders who, present in person (which, in the case of a corporate shareholder shall include being present by a representative) or by proxy, together represent at least the fifty percent of the total voting rights of all issued and outstanding Voting Shares (as defined in the Bye-laws). The matters set out below require the presence of at least two persons holding or representing more than one third of the issued shares of Valaris:

•	the amalgamation or merger with entities (other than with certain affiliated entities); and

•	the variation of share rights (as noted above).

Dividend Rights

Subject to any rights and restrictions of any other class or series of shares, the Board may, from time to time, declare dividends on the shares issued and authorize payment of the dividends. The Board may declare that any dividend be paid to the members wholly or partly in cash or in specie.

Although Valaris does not expect to pay periodic cash dividends on Common Shares following the Effective Date, any future declaration and payment of dividends by Valaris would be:

•	dependent upon its results of operations, financial condition, cash requirements and other relevant factors;

•	subject to the discretion of its Board; and

•	subject to restrictions contained in debt instruments.

Valaris may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the company’s assets would thereby be less than its liabilities. “Contributed surplus” is defined for purposes of section 54 of the Companies Act 1981 of Bermuda (the “Companies Act”) to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company.

Capitalization of Profits and Reserves

Pursuant to the Bye-laws, the Board may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Rights Upon Liquidation

In the event of Valaris’ liquidation, dissolution or winding up, the holders of Common Shares are entitled to share equally and ratably in Valaris’ assets, if any, remaining after the payment of all of its debts and liabilities, subject to any liquidation preference on any issued and outstanding Preference Shares.

No Sinking Fund

The Common Shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The Common Shares are duly and validly issued, fully paid and non-assessable.

No Preemptive Rights

Holders of Common Shares will have no preemptive or preferential right to purchase any securities of Valaris.

Redemption and Conversion

The Common Shares will not be convertible into shares of any other class or series or be subject to redemption either by Valaris or the holder of the shares.

Repurchase

Under the Bye-laws, Valaris may purchase any issued Common Shares in the circumstances and on the terms as are agreed by Valaris and the holder of the shares whether or not Valaris has made a similar offer to all or any other of the holders of Common Shares. Such repurchase may not be made if, on the date on which the repurchase is to be effected, there are reasonable grounds for believing that Valaris is, or after the repurchase, will be unable to pay its liabilities as they fall due.

Restrictions on Transfer

Subject to the rules of the New York Stock Exchange and any other stock exchange on which the Common Shares may be listed, the Board may refuse to register a transfer unless all applicable consents, authorizations, and permissions are obtained for any government body or agency in Bermuda.

The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the Common Shares to and between persons resident and non-resident of Bermuda for exchange control purposes, provided such shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to Valaris’ performance or Valaris’ creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of Valaris’s business or for the correctness of any opinions or statements expressed herein.

Other Classes or Series of Shares

The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of Preference Shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the Preference Shares of each such series. Such a “blank check” preferred share provision could have certain “anti-takeover” effects. See “- Anti-Takeover Provisions” below.

Compulsory Acquisition of Shares Held by Minority Holders

An acquiring party is generally able to acquire compulsorily the Common Shares of minority holders in one of the following ways:

(1)	By a procedure under the Companies Act known as a “scheme of arrangement”. A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme or arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

(2)	If the acquiring party is a company it may compulsorily acquire all the shares of the target company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the “offeror”), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

(3)	Where one or more parties holds not less than 95% of the shares or a class of shares of a company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Transfer Agent

A register of holders of the Common Shares will be maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register will be maintained in the United States by Computershare Trust Company, N.A., who will serve as branch registrar and transfer agent.

Untraced Shareholders

The Bye-laws provide that the Board may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for six years from the date when such monies became due for payment. In addition, Valaris is entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Indemnification of directors and officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Bye-laws provide that Valaris shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. Valaris has purchased and maintains a directors’ and officers’ liability policy for such a purpose.

Anti-Takeover Provisions

General. The Bye-laws have provisions that could have an anti-takeover effect. These provisions are intended to enhance the ability of the Board to deal with unsolicited takeover attempts by increasing the likelihood of continuity and stability in the composition of the Board. These provisions could have the effect of discouraging transactions that may involve an actual or threatened change of control of Valaris.

Number of Directors. The Bye-laws provide that the Board will consist of not less than three directors nor more than fifteen directors, the exact number to be set from time to time by the Board.

Advance Notice Provisions. The Bye-laws establish an advance notice procedure that must be followed by shareholders if they wish to nominate candidates for election as directors at an annual general meeting of shareholders. The Bye-laws provide generally that, if a shareholder desires to nominate a candidate for election as a director at an annual general meeting, then such shareholder must give notice not less than 90 days nor more than 120 days prior to the anniversary of the last annual general meeting. The notice must contain specified information concerning the shareholder submitting the proposal.

Preference Shares. The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of Preference Shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights (including voting rights), qualifications, limitations and restrictions of the Preference Shares of each such series. The Board could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Common Shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preferred shares have been established as of the date of this Current Report.

Unanimous written resolutions. Written resolutions which have not been previously approved by the Board will not be passed until it is signed by all the shareholders who at the date that the notice is given would be entitled to attend, vote and pass a resolution at a general meeting of the company.

Restrictions on Business Combinations. As a Bermuda company, Valaris is not subject to Section 203 of the Delaware General Corporation Law, which restricts business combinations with interested shareholders.

This summary is qualified in its entirety by reference to the full text of the Memorandum and the Bye-laws, which are attached hereto as Exhibits 3.1 and 3.2 and incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

2.1*	Fourth Amended Joint Chapter 11 Plan of Reorganization of Valaris plc (n/k/a Valaris Limited) and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit A of Order Confirming Fourth Amended Joint Chapter 11 Plan of Reorganization, filed as Exhibit 99.1 to Legacy Valaris' Current Report on Form 8-K filed on March 5, 2021, File No . 001-08097).

3.1	Memorandum of Association of Valaris Limited.

3.2	Bye-laws of Valaris Limited.

4.1†	Indenture, dated as of April 30, 2021, among Valaris Limited, the guarantors listed therein, and Wilmington Savings Fund Society, FSB as collateral agent and trustee (including the form of First Lien Note attached thereto).

10.1	Warrant Agreement, dated as of April 30, 2021, by and between Valaris Limited and Computershare Inc. and Computershare Trust Company, N.A.

10.2†	Equity Registration Rights Agreement, dated as of April 30, 2021, by and among Valaris Limited and the holders party thereto.

10.3†	Notes Registration Rights Agreement, dated as of April 30, 2021, by and among Valaris Limited and the holders party thereto.

10.4	Form of Valaris Limited 2021 Management Incentive Plan

10.5	Executive Severance Plan of Valaris Limited

10.6	Employment Agreement, dated as of April 30. 2021, by and between Dr. Thomas Burke and Valaris Limited and

99.1*	Order Confirming Fourth Amended Joint Chapter 11 Plan of Reorganization (incorporated by reference to Exhibit 99.1 to Legacy Valaris’ Current Report on Form 8-K filed on March 5, 2021).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Previously filed.

†	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2021	VALARIS LIMITED

	By:	/s/ Jonathan Baksht
	Name:	Jonathan Baksht
	Title:	Authorized Signatory